Exhibit k(3)

                                       SUB-ADMINISTRATION AGREEMENT

          Agreement dated as of May 23, 2000 among Hyperion Capital Management, Inc. (the "Company"), a Delaware corporation on behalf of the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc., Hyperion 2002 Term Trust, Inc., Hyperion Total Return Fund, Inc., Lend Lease Hyperion High Yield CMBS Fund, Inc. and Lend Lease Hyperion Mortgage Opportunity Fund, Inc. (the "Funds") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

          WHEREAS, each Fund, except Lend Lease Hyperion Mortgage Opportunity Fund, Inc., is registered as closed-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, Lend Lease Hyperion Mortgage Opportunity Fund, Inc. is registered as an open-end, management investment company under the 1940 Act;

          WHEREAS, the Company has been appointed as administrator to the Funds;

          WHEREAS, the Company and the Funds desire to retain the Bank to furnish certain administrative services to the Funds, and the Bank is willing to furnish such services, on the terms and conditions hereinafter set forth;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF BANK

          The Company and the Funds hereby appoint the Bank to act as sub-administrator with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Bank accepts such appointment and agrees to render the services stated herein.

          The Funds will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Funds establishes one or more additional Investment Funds with respect to which the Company and the Funds wish to retain the Bank to act as administrator hereunder, the Company and the Funds shall notify the Bank in writing. Upon written acceptance by the Bank, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Company, the Funds and the Bank at the time of the addition of the Investment Fund.

2.       DELIVERY OF DOCUMENTS

          Each Fund will promptly deliver to the Bank copies of each of the following documents and all future amendments and supplements, if any:

          a.   It's Articles of Incorporation and by-laws;

          b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), if applicable, and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

          c. A copy of the investment advisory agreement between the Fund and its investment adviser, including any sub-advisory agreement between the Fund and its investment sub-adviser, if any; and

          d. Such other certificates, documents or opinions which the Bank may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.       REPRESENTATIONS AND WARRANTIES OF THE BANK

          The Bank represents and warrants to the Fund that:

          a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Bank's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Bank or any law or regulation applicable to it.

4.       REPRESENTATIONS AND WARRANTIES OF THE FUND

          Each Fund represents and warrants to the Bank that:

          a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Maryland;

          b. It has the corporate power and authority under applicable laws and by its Articles of Incorporation and by-laws to enter into and perform this Agreement;

          c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          d.   It is an investment  company  properly  registered under the 1940
               Act;

          e. A registration statement under the 1933 Act, where applicable, and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Fund also warrants to the Bank that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

          f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

          g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

          h. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of beneficial interest, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Bank that:

          a. It is a corporation, duly organized, existing and in good standing under the laws of Delaware;

          b. It has the power and authority under Delaware law and by its charter and by-laws to enter into and perform this Agreement;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Company's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it.

6.       ADMINISTRATION SERVICES

          The Bank shall provide the following services, in each case, subject to the control, supervision and direction of the Fund and the Company and the review and comment by the Fund's and the Company's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund, the Company and the Bank:

          a. Oversee the determination and publication of each Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board;

          b. Oversee the maintenance by the Fund's custodian of certain books and records of each Fund as required under Rule 31a-1(b) of the 1940 Act;

          c. Review calculation, submit for approval by officers of each Fund and arrange for payment of the Fund's expenses;

          d. Prepare for review and approval by officers of each Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

          e. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-2 and such other reports, forms or filings as may be mutually agreed upon;

          f. Prepare reports relating to the business and affairs of each Fund as may be mutually agreed upon (including but not limited to performance and aged receivables) and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

          g. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

          h. Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

          i. Oversee and review calculations of fees paid to the Fund's investment adviser, custodian and Transfer Agent;

          j.   Consult with each Fund's officers, independent accountants, legal
               counsel,   custodian  and  Transfer  Agent  in  establishing  the
               accounting policies of the Fund;

          k. Respond to, or refer to each Fund's officers or Transfer Agent, shareholder inquiries relating to the Fund;

          l. Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

          m.   Review and provide assistance on shareholder communications;

          n.   Maintain general calendar for each Fund;

          o. Maintain copies of the Fund's charter and by-laws and copies of minutes of meetings of the Board of Directors of the Fund and meeting of shareholders of each Fund;

          p. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Fund Performance" (which shall also be subject to review by the Fund's legal counsel);

          q. Provide limited legal services as described in the Fee Schedule to this Agreement;

          r. Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents; and

          s.   Prepare and file with the SEC Rule 24f-2 notices.

The Bank shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

7.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

          The Bank shall receive from the Company such compensation for the Bank's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Each Fund shall pay to the Bank any and all compensation and reimbursement of expense that are not paid to the Bank by the Company. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Company shall reimburse the Bank for its out-of-pocket costs incurred in connection with this Agreement.

          The Company agrees promptly to reimburse the Bank for any equipment and supplies specially ordered by or for a Fund, or the Company, through the Bank and for any other expenses not contemplated by this Agreement that the Bank may incur on a Fund's or the Company's behalf, at the Fund's or the Company's request or with the Fund's or the Company's consent.

          Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Bank. Expenses to be borne by each Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's preparation and review of the Fund's registration statement, proxy materials as well as federal and state tax qualification as a regulated investment company and other reports and materials that may be prepared by the Bank under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Bank; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund;
     investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, filing (edgarization), printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director/trustee or employee of the Fund; costs incidental to the preparation, filing (edgarization), printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Fund's tax returns and Form N-SAR (other than pursuant to Section 6f. of this Agreement), and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

          The Bank is authorized to and may employ or associate with such person or persons as the Bank may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Bank and that the Bank shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

8.       INSTRUCTIONS AND ADVICE

          At any time, the Bank may apply to the Treasurer or Compliance Officer for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement; provided, however, that legal fees and expenses of the Bank for consultation with its own legal counsel shall not be an expense of the Fund unless such payment is approved by the Fund. The Bank shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Bank any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

9.       LIMITATION OF LIABILITY AND INDEMNIFICATION

          The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under
     Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Bank shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Bank, its officers or employees. The Bank shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Bank's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

          The Bank shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

          The Company and the Fund shall indemnify and hold the Bank harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Bank resulting from any claim, demand, action or suit in connection with the Bank's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Company and the Fund, provided that this indemnification shall not apply to actions or omissions of the Bank, its officers or employees in cases of its or their own gross negligence or willful misconduct.

          The indemnification contained herein shall survive the termination of this Agreement.

10.      CONFIDENTIALITY

          The Bank agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

11.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

          Each  Fund  assumes  full   responsibility   for  complying  with  all
     securities,   tax,  commodities  and  other  laws,  rules  and  regulations applicable to it.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Bank agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Bank further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

12.      SERVICES NOT EXCLUSIVE

          The services of the Bank to the Fund are not to be deemed exclusive, and the Bank shall be free to render similar services to others. The Bank shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

13.      TERM, TERMINATION AND AMENDMENT

          This Agreement shall become effective on the date of its execution and shall remain in full force and effect from the effective date for an initial term of one year from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Company shall pay to the Bank such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. Each Fund shall pay to the Bank any and all compensation and reimbursement of expense that are not paid to the Bank by the Company. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

14.      NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): If to the Company: Hyperion Capital Management, Inc., One Liberty Plaza, 165 Broadway 36th Floor, New York, New York 10017, if to the
     Funds:  c/o Hyperion  Capital  Management,  Inc.,  One Liberty  Plaza,  165
     Broadway 36th Floor, New York, New York 10017,; if to the Bank: State - Street Bank and Trust Company, 2 Avenue de Lafayette, Boston, Massachusetts 02111-1724, Attn: Fund Administration Legal Department, fax: (617)662-3805.

15.      NON-ASSIGNABILITY

          This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other two parties, except that the Bank may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Bank.

16.      SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of each Fund, the Company and the Bank and their respective successors and permitted assigns.

17.      ENTIRE AGREEMENT

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

18.      WAIVER

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

19. SEVERABILITY If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

20.      GOVERNING LAW

          This  Agreement   shall  be  construed  and  the  provisions   thereof
     interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

21.      REPRODUCTION OF DOCUMENTS

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

         Hyperion Capital Management, Inc.

         By:      /s/ Thomas F. Doodian
         Name:    Thomas F. Doodian
         Title:   Chief Operating Officer

         Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. Hyperion 2002 Term Trust, Inc.
         Hyperion Total Return Fund, Inc.
         Lend Lease Hyperion High Yield CMBS Fund, Inc.
         Lend lease Hyperion Mortgage Opportunity Fund, Inc.

         By:      /s/ Thomas F. Doodian
         Name:    Thomas F. Doodian
         Title:   Treasurer

         STATE STREET BANK AND TRUST COMPANY

         By:      /s/ Kathleen C. Cuocolo
         Name:    Kathleen C. Cuocolo
         Title:   Executive Vice President

SUB-ADMINISTRATION AGREEMENT
Hyperion Funds



                                   SCHEDULE A
                Listing of Investment Funds and Authorized Shares



                  Investment Fund                              Authorized Shares

Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
Hyperion 2002 Term Trust, Inc.
Hyperion Total Return Fund, Inc.
Lend Lease Hyperion High Yield CMBS Fund, Inc.
Lend Lease Hyperion Mortgage Opportunity Fund, Inc.

                               AMENDMENT No. 1 TO
                          SUB-ADMINISTRATION AGREEMENT

          AMENDMENT No. 1, made as of this 26th day of July 2002, to the Sub-Administration Agreement dated as of May 23, 2000 among Hyperion Capital Management, Inc. (the "Company"), a Delaware corporation on behalf of the Hyperion 2005 Investment Grade Opportunity Term Trust, Inc., Hyperion 2002 Term Trust, Inc., Hyperion Total Return Fund, Inc., Lend Lease Hyperion High Yield CMBS Fund, Inc. and Lend Lease Hyperion Mortgage Opportunity Fund, Inc. (the "Funds") and State Street Bank and Trust Company, a Massachusetts trust company (the "Bank").

          WHEREAS, the Company, the Funds and the Bank have entered into a Sub-Administration Agreement for the provision by the Bank of certain administrative services to the Funds and the Trust and;

          WHEREAS, the Company wishes to add The Hyperion Strategic Mortgage Income Fund, Inc. (the "New Fund") as a party to the Sub-Administration Agreement, and each of the New Fund, the Company, the Funds and the Bank wish to amend the Sub-Administration Agreement to (i) add the New Fund as a party thereto and (ii) amend the Fee Schedule to include the New Fund;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

          1. The New Fund shall be added to the Sub-Administration Agreement as an additional party. The New Fund shall become subject to the provisions of the Sub-Administration Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Funds) are hereby modified with respect to the New Fund in writing by the New Fund and the Bank.

          2.   The  New  Fund  hereby  makes  all  of  the  representations  and
               warranties   to  the  Bank   contained   in   Section  4  of  the
               Sub-Administration Agreement.

          3. The Fee Schedule annexed hereto shall replace any prior fee schedule.

          4.   Schedule A annexed hereto shall replace any prior Schedule A.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

         Hyperion Capital Management, Inc.


         By:      /s/ Thomas F. Doodian
         Name:    Thomas F. Doodian
         Title:   Chief Operating Officer

         Hyperion 2005 Investment Grade Opportunity Term Trust, Inc. Hyperion 2002 Term Trust, Inc.
         Hyperion Total Return Fund, Inc.
         Lend Lease Hyperion High Yield CMBS Fund, Inc.
         Lend lease Hyperion Mortgage Opportunity Fund, Inc.


         By:      /s/ Thomas F. Doodian
         Name:    Thomas F. Doodian
         Title:   Treasurer


         THe Hyperion Strategic Mortgage Income Fund, Inc.


         By:      /s/ Thomas F. Doodian
         Name:    Thomas F. Doodian
         Title:   Treasurer


         STATE STREET BANK AND TRUST COMPANY


         By:      /s/ Alan D. Greene
         Name:    Alan D. Greene
         Title:   Executive Vice President

SUB-ADMINISTRATION AGREEMENT
Hyperion Funds



                                   SCHEDULE A
                Listing of Investment Funds and Authorized Shares



                  Investment Fund                              Authorized Shares

Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
Hyperion 2002 Term Trust, Inc.
Hyperion Total Return Fund, Inc.
Lend Lease Hyperion High Yield CMBS Fund, Inc.
Lend Lease Hyperion Mortgage Opportunity Fund, Inc.
The Hyperion Strategic Mortgage Income Fund, Inc.




Amended as of July 26, 2002

--------------------------------------------------------------------------------

                       STATE STREET BANK AND TRUST COMPANY



                    FUND ADMINISTRATION COMPLEX FEE SCHEDULE
                                       FOR
                                 HYPERION FUNDS

I.       FEES FOR FUND ADMINISTRATION SERVICES:

The following fee schedule is for sub-administration services for the following Hyperion Funds: Hyperion 2002 Term Trust Inc., Hyperion 2005 Investment Grade Opportunity Term Trust Inc., Hyperion Total Return Fund Inc., Lend Lease Hyperion High Yield Commercial Mortgage Fund, Inc., Hyperion Strategic Mortgage Income Fund, Inc. For these funds, the services include: Daily accounting oversight; IRS, SEC & Prospectus Compliance; financial reporting; expense budgeting & bill processing; SEC performance, board reporting and limited legal services 1. For these services, the funds will be charged according to the following fee schedule:

                                                       Annual Fee
Average Assets Break Point                Expressed in Basis Points: 1/100 of 1%
--------------------------               --------------------------------------
First $100 Million                                        9.00
Next $100 Million                                         7.00
Thereafter                                                5.00
Minimum Per Fund                                       $100,000

          Fund Fees:
          The total net assets of all funds will be used to calculate the fee by multiplying the net assets of all funds by the basis point fees in the above schedule. The minimum fee will be calculated by multiplying the minimum fee by the number of funds to arrive at the total minimum fee. The greater of the basis point fee or the minimum fee will be accrued to each fund based on the pro-rata total net asset value of each fund.

II.      Services Not Performed

         This proposal specifically does not include the following services: proxy tabulation, assembling and distributing board books, telephone support for shareholders' inquiries, tax preparation and filing, blue sky services and other services as outlined in the Administration Contract and Fund Profile.

III.     Multiple Classes of Shares

         An additional $10,000 annual fee will be applied for each class of shares, excluding the first class of shares, if more than one class of shares is operational in a Fund.


--------
1 Legal services are limited to the preparation, for review and approval by Hyperion and it's outside legal counsel, of the following: initial fund registration statements on Form N-2, annual proxy statements and Forms N-8F.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                       STATE STREET BANK AND TRUST COMPANY



                    FUND ADMINISTRATION COMPLEX FEE SCHEDULE
                                       FOR
                                 HYPERION FUNDS
--------------------------------------------------------------------------------

IV.      OUT OF POCKET EXPENSES - Include, But May Not Be Limited To:
         o  Legal fees, audit fees and other professional fees
         o  Postage
         o  Supplies related to Fund records
         o  Travel and lodging for Board and Operations meetings
         o Preparation of financial statements other than Annual and Semi-Annual Reporting, $3,000 per financial report.

V.       SPECIAL ARRANGEMENTS
         Fees for activities of a non-recurring nature such as reorganizations, and/or preparation of special reports will be subject to negotiation. Fees for a change in fund structure (i.e., Core and Feeder) are subject to negotiation.

VI.      TERM OF THE CONTRACT

         The parties agree that this fee schedule shall remain in effect until December 31, 2003 and from year to year thereafter until it is revised as a result of negotiations initiated by either party.


HYPERION CAPITAL MANAGEMENT, INC.            STATE STREET BANK AND TRUST COMPANY


BY:  /s/ Thomas F. Doodian                    By:  /s/ Alan Greene
     ---------------------                    --------------------
Name:    Thomas F. Doodian                    Name:  Alan Greene
Title:   Chief Operating Officer              Title:    Executive Vice President
Date:    July 26, 2002                        Date:    July 26, 2002


Hyperion 2005 Investment Grade Opportunity Term Trust, Inc.
Hyperion 2002 Term Trust, Inc.
Hyperion Total Return Fund, Inc.
Lend Lease Hyperion High Yield CMBS Fund, Inc.
Lend lease Hyperion Mortgage Opportunity Fund, Inc.
THe Hyperion Strategic Mortgage Income Fund, Inc.


By:      /s/ Thomas F. Doodian
Name:    Thomas F. Doodian
Title:   Treasurer
Date:    July 26, 2002